UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

      Date of report (Date of earliest event reported)  March 9, 2005 (March 4, 2005)

Sequa Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdictionof Incorporation)

                                  1-804                                                                13-1885030

                   (Commission File Number)                                  (IRS Employer Identification No.)

       200 Park Avenue, New York, New York                                                           10166

         (Address of Principal Executive Offices)                                                          (Zip Code)

(212) 986-5500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

            On March 4, 2005, Sequa Corporation, a Delaware corporation (the “Company”) entered into a separation agreement (the “Agreement”) with John J. Quicke, Vice Chairman and Executive Officer and a director of the Company.  The Agreement provides for the payment to Mr. Quicke as follows:  the bonus earned by him with respect to performance in 2004 in the amount of $628,290; a lump sum of $1,000,000; an availability fee of $250,000 for his assistance during the next nine months with the sale of any of the business units for which he had direct responsibility prior to his departure; an amount of $225,000 in lieu of any bonuses for 2005 and 2006; continuation of medical and dental insurance for up to a year (an initial six month period, subject to extension under certain circumstances); payment of life insurance premiums for coverage in the amount of up to $1,000,000 through February 28, 2007; a credit of an additional two years of benefit service and vesting service under the Company’s Supplemental Executive Retirement Plan III; a payment of $14,500 (grossed –up for applicable federal, state and local withholding taxes) in lieu of a Company matching contributions to the 401(k) plan for 2006 and 2007; the immediate vesting of all outstanding but unvested stock options; and the transfer of ownership of the Company-lease car currently used by Mr. Quicke, as well as his laptop computer and related equipment.  The Agreement contains reciprocal releases and also contains various covenants, including the confidentiality of certain information and trade secrets, the transfer to the Company of all ownership interest to any inventions, discoveries, improvements, writings or compilations, and non-competition, non-solicitation of customers and non-solicitation of employees provisions extending through February 28, 2007.

            The foregoing description is a summary of material provisions of the Agreement.  It does not purport to be a complete description of the Agreement and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 1.02.  Termination of a Material Definitive Agreement

            In connection with the entry into the Agreement described in Item 1.01, above, the Employment Agreement dated February 26, 2004 by and between Mr. Quicke and the Company was terminated effective March 4, 2005.  See Item 1.01, which is incorporated herein by reference, for a description of the Agreement.  As stated in Item 5.02, below, Mr. Quicke left the Company in order to pursue other opportunities.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

               (b)           Effective on March 4, 2005, John J. Quicke, Vice Chairman and Executive Officer and a director of Sequa Corporation, a Delaware corporation (the “Company”) resigned from all offices and positions he held with the Company and its related entities in order to pursue other opportunities.  A copy of the press release announcing Mr. Quicke’s departure is attached as Exhibit 99.1 to this current report.

Item 9.01.  Financial Statements and Exhibits.

(c)        Exhibits.  The following exhibits are filed herewith and incorporated herein by reference:

10.1     Separation Agreement and General Release dated March 4, 2005 by and between Sequa Corporation and John J. Quicke.

                        99.1     Press release of Registrant dated March 4, 2005.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                        SEQUA CORPORATION

                                                                        By: /s/ Norman E. Alexander

                                                                              Norman E. Alexander

                                                                              Executive Chairman

Dated:  March 9, 2005